Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 11, 2026 relating to the financial statements of Bristol-Myers Squibb Company and the effectiveness of Bristol-Myers Squibb Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Bristol-Myers Squibb Company for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
Morristown, New Jersey
May 8, 2026